Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 16, 2015 with respect to the consolidated financial statements of Egalet Corporation for the year ended December 31, 2014 included in the Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of the aforementioned report in the Registration Statement.

/s/ GRANT THORNTON LLP

Philadelphia, PA

March 13, 2017